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                                                                    Exhibit 23.2


                           Form 10-K December 31, 1995
                           Commission File No. 1-8491



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in the registration statements of Hecla Mining Company and subsidiaries on Form S-3 (File No. 33-72832), and Forms S-8 (File No. 33-7833, 33-41833, 33-14758, 33-40691, 33-60095 and 33-60099) of
our report dated February 28, 1994, on our audit of the consolidated statements of loss and deficit and changes in financial position of Equinox Resources Ltd. for the year ended December 31, 1993, which report is included in this Annual Report on Form 10-K.


/s/ Deloitte & Touche

CHARTERED ACCOUNTANTS
Vancouver, Canada

March 11, 1996